EXHIBIT VI

                     COMPLETE WELLNESS CENTERS, INC.



                      Common Stock Purchase Warrant



                       Dated as of January 12, 1998



THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.



                            TABLE OF CONTENTS

        1.     Exercise of Warrant.......................................  1
               1.1.   Manner of Exercise.................................  1
               1.2.   When Exercise Effective............................  2
               1.3.   Delivery of Stock Certificates, etc................  2
               1.4.   Restriction on Exercise............................  2

        2.     Adjustment of Common Stock Issuable Upon
                 Exercise................................................  3
               2.1.   General; Warrant Quantity..........................  3
               2.2.   Adjustment of Warrant Quantity.....................  3
               2.3.   Treatment of Options and Convertible
                        Securities.......................................  4
               2.4.   Treatment of Stock Dividends, Stock Splits,
                        etc..............................................  6
               2.5.   Computation of Consideration.......................  7
               2.6.   Adjustments for Combinations, etc..................  8
               2.7.   Dilution in Case of Other Securities...............  8
               2.8.   Minimum Adjustment of Warrant Quantity.............  8
               2.9.   No Duplication of Adjustments......................  9

        3.     Consolidation, Merger, etc................................  9
               3.1.   Adjustments for Consolidation, Merger, Sale
                        of Assets, Reorganization, etc...................  9
               3.2.   Assumption of Obligations.......................... 10

        4.     Other Dilutive Events..................................... 10

        5.     No Dilution or Impairment................................. 11

        6.     Accountants' Report as to Adjustments..................... 11

        7.     Financial and Business Information........................ 12
               7.1.   Quarterly Information.............................. 12
               7.2.   Annual Information................................. 12
               7.3.   Filings............................................ 13
               7.4.   Notices of Corporate Action........................ 13

        8.     Registration of Common Stock.............................. 14

        9.     Restrictions on Transfer.................................. 14
               9.1.   Restrictive Legends................................ 14
               9.2.   Transfer to Comply With the Securities Act......... 15
               9.3.   Termination of Restrictions........................ 15

        10.    Reservation of Stock, etc................................. 15

        11.    Registration and Transfer of Warrants, etc. .............. 16
               11.1.  Warrant Register; Ownership of
                        Warrants......................................... 16
               11.2.  Transfer of Warrants............................... 16
               11.3.  Replacement of Warrants............................ 17
               11.4.  Adjustments To Warrant Quantity.................... 17
               11.5.  Fractional Shares.................................. 17

        12.    Redemption................................................ 17
               12.1.         Amounts Redeemable.......................... 17
               12.2.         Redemption Price............................ 18
               12.3.         Notice of Partial Redemption; Payment....... 18

        13.    Definitions............................................... 18

        14.    Remedies; Specific Performance............................ 23

        15.    No Rights or Liabilities as Shareholder................... 23

        16.    Notices................................................... 23

        17.    Amendments................................................ 25

        18.    Descriptive Headings, Etc................................. 25

        19.    Governing Law............................................. 25

        20.    Judicial Proceedings; Waiver of Jury...................... 25

        21.    Registration Rights Agreement............................. 26

        22.    Determination of Current Market Price or Market
        Price............................................................ 26




                     COMPLETE WELLNESS CENTERS, INC.

                      Common Stock Purchase Warrant


                       Void After January 12, 2005

No. W-2                                                   January 12, 1998

               COMPLETE WELLNESS CENTERS, INC. (the "Company"), a Delaware corporation, for value received, hereby certifies that Imprimis Investors LLC ("Imprimis"), or its registered assigns (each, a "Holder"), is entitled to purchase from the Company an aggregate of 2,280,000 duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.0001665 per share, of the Company (the "Common Stock") at the purchase price per share of $1.75, at any time or from time to time prior to 5:30 PM, New York City time, on January 12, 2005 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

               This Warrant is one of the Common Stock Purchase Warrants (the "Warrants," such term to include any such warrants issued in substitution therefor) originally issued in connection with the Investment Agreement, dated as of December 19, 1997 and as supplemented as of January 12, 1998, by and among the Company, Wexford Spectrum Investors LLC and Imprimis (as amended or otherwise modified from time to time, the "Investment Agreement"). The Warrants are subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Section 13; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a "Section" are, unless otherwise specified, to one of the Sections of this Warrant.

1.      Exercise of Warrant.

        1.1. Manner of Exercise. Subject to the restrictions set forth in
Section 1.4, this Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time, on or after the date hereof, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by the Form of Subscription in substantially the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or in the manner provided in Section
1.5 or Section 1.6 (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock designated in such Form of Subscription (adjusted as provided in Sections 2 through 4) by (b) the Warrant Price at the time of the exercise, as determined in accordance with Section 2.1, and the Holder shall thereupon be entitled to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities as provided below).

        1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise, as provided in Section 1.3, shall be deemed to have become the Holder or holders of record thereof.

        1.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company at its expense (including the payment by it of any applicable transfer taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 11, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct,

                      (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares, including, if the Company so elects, fractional shares, of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, at the discretion of the Company, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share on the Business Day next preceding the date of such exercise; and

                      (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

        1.4. Restriction on Exercise. This Warrant may not be exercised

                      (a) to the extent that the shares of Common Stock held by any holders of this and any other Warrants then outstanding, in the aggregate after giving effect to such exercise, would exceed 50% of the shares of Common Stock then issued and outstanding; and

                      (b) to the extent that such exercise would reduce the remaining number of shares issuable under this and any other Warrants then outstanding below the Redemption Eligible Amount. The "Redemption Eligible Amount" shall mean,

                      (i) for the period through December 31, 1998,
               1,500,000;

                      (ii) for the period from January 1, 1999 through
               March 31, 2000, 1,200,000;

                      (iii) for the period from April 1, 2000 through
               March 31, 2001, 600,000; and

                      (iv) at any time after March 31, 2001, 0;

provided, however, that the Redemption Eligible Amount will be appropriately adjusted to reflect transactions or other matters giving rise to adjustments to the Warrant Quantity.

2.      Adjustment of Common Stock Issuable Upon Exercise.

        2.1. General; Warrant Quantity. This Warrant initially evidences the right to purchase a number of shares of Common Stock set forth in the first paragraph of this Warrant (the "Initial Number"), subject to adjustment as provided in this Section 2, and in Sections 3 and 4. The "Warrant Price" shall be fixed at $1.75 per share of Common Stock received upon exercise of this Warrant, provided, however, that if the Company, (a) within 120 days following a request by any Holder of a Warrant other than a Withdrawn Demand Registration, fails to effect or maintain the registration of Registrable Securities pursuant to, and for the period contemplated by, Section 2.1 of the Registration Rights Agreement, or (b) fails to effect or maintain the registration of Registrable Securities pursuant to Section 2.2 of the Registration Rights Agreement, then the Warrant Price shall be reduced by $0.25. The Warrant Price may be so reduced only once. The Warrant Price shall be so reduced notwithstanding that (i) the Company shall have used its best efforts to effect and maintain the registration of Registrable Securities, or (ii) there has been any postponement of registration pursuant to Section 2.7 of the Registration Rights Agreement.

        2.2.   Adjustment of Warrant Quantity.

               (a) Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or 2.4) without consideration or for a consideration per share less than the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.8, the number of shares of Common Stock provided for in the Warrant shall be increased, concurrently with such issue or sale, to an amount determined by multiplying such number by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 2.2(a),
(x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.3 or 2.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding, and (b) the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Current Market Price.

               (b) Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than a dividend payable in Additional Shares of Common Stock the Holder of this Warrant shall receive the same dividend per share of Common Stock then issuable upon exercise of this Warrant based upon the maximum number of shares of Common Stock at the time issuable to such Holder as the holders of Common Stock.

        2.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.5) of such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                      (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Warrant Quantity shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the Voting Securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

                      (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                      (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                             (i) in the case of Options for Common Stock
               or Convertible Securities, the only Additional Shares of Common Sock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                             (ii) in the case of Options for Convertible
               Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                      (d) no readjustment pursuant to subdivision (b) or
        (c) above shall have the effect of decreasing the number of shares issuable upon exercise of this Warrant by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                      (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the number of shares issuable upon exercise of this Warrant shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision
        (c) above.

        2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

        2.5. Computation of Consideration. For the purposes of this
Section 2

                      (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                             (i)  insofar  as it  consists  of  cash,  be
               computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                             (ii)  insofar  as it  consists  of  property
               (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company; and

                             (iii) in case  Additional  Shares  of Common
               Stock are  issued or sold  together  with  other  stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses
               (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

                      (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                      (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

        2.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares issuable upon exercise of this Warrant in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

        2.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 3) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 2, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 2 with respect to the number of shares issuable upon exercise of the Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrant, so as to protect the Holder against the effect of such dilution.

        2.8. Minimum Adjustment of Warrant Quantity. If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 2 would be less than one tenth (1/10) of one percent (1%) of the number of shares issuable upon exercise of the Warrant in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such number of shares issuable upon exercise of the Warrant. All calculations under this Warrant shall be made to the nearest one-hundredth of a share.

        2.9. No Duplication of Adjustments. There shall be no adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Warrant. If any action or transaction would require adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to more than one Section of this Warrant, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

3.      Consolidation, Merger, etc.

        3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or
(b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the number of shares of Common Stock issuable upon the exercise of this Warrant is provided in Section 2.2(a) or 2.2(b)), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder if the Holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4.

        3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section
3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and (b) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such Holder may be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by this Warrant.

        4. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 or Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

        5. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, (b) will not take any action which results in any adjustment of the number of shares of Common Stock issuable upon the exercise of this Warrant if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (c) except for the Preferred Stock, will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

        6. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Quantity in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith mail a copy of each such report to each Holder of a Warrant and will, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a like report setting forth the number of shares of Common Stock issuable upon the exercise of this Warrant at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof.

7.      Financial and Business Information

        7.1. Quarterly Information. Except during any period when the Company either (i) is subject to and is in compliance with the reporting requirements of Section 15(d) of the Exchange Act or (ii) has securities registered under Section 12(b) or 12(g) of the Exchange Act and is in compliance with the reporting requirements mandated thereby (such status being referred to as being a "Public Company"), the Company will deliver to the Holder, as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company, and in any event within 45 days thereafter, a copy of the unaudited consolidated balance sheet as at the close of such quarter, and the related unaudited consolidated statements of income, shareholders' equity and cash flow of the Company and its subsidiaries for that portion of the fiscal year ending as of the close of such quarter. Such financial statements shall be prepared by the Company in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP") (except for normal year end adjustments and the inclusion of footnotes) and accompanied by the certification of the Company's chief executive officer or chief financial officer that, to the best of his knowledge, such financial statements are complete and correct in all material respects and fairly present in accordance with GAAP (except for normal year end adjustments and the inclusions of footnotes) the consolidated financial position, the consolidated statements of income, shareholder equity and cash flow of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.

        7.2. Annual Information. Except during any period when the Company is a Public Company, the Company will deliver to the Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, one copy of:

                      (a) an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and

                      (b) audited consolidated statements of income, shareholders' equity and cash flow of the Company and its subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) a certification of the chief executive officer or chief financial officer of the Company that, to the best of his knowledge, all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated financial position of the Company and its subsidiaries as at the end of such fiscal year and for the period then ended, (ii) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company, and (iii) a report of such independent certified public accountants confirming any adjustment made pursuant to Section 2 during such year.

        7.3. Filings. During any period when the Company is a Public Company, the Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to the Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

        7.4.   Notices of Corporate Action.  In the event of

                      (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                      (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                      (c)  any  voluntary  or  involuntary   dissolution,
        liquidation or winding-up of the Company,

the Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such
reorganization,  reclassification,   recapitalization,  consolidation,
merger, transfer, dissolution, liquidation or winding-up, such notice to be mailed to the Holder at least 45 days prior to the date therein specified.

        8. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its reasonable expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its reasonable expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

9.      Restrictions on Transfer.

        9.1. Restrictive Legends. Except as otherwise permitted by this
Section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:


        "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


Except as otherwise permitted by this Section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

        9.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

        9.3. Termination of Restrictions. The restrictions imposed by this Section 9 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 9.1.

        10. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

11. Registration and Transfer of Warrants, etc.

        11.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

        11.2. Transfer of Warrants. Subject to compliance with Section 9, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

        11.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

        11.4. Adjustments To Warrant Quantity. Notwithstanding any adjustment in the Warrant Quantity or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

        11.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 2 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company may, but shall not be required to, issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fractions multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

12.     Redemption.

        12.1. Amounts Redeemable. At the option of the Company, this Warrant will be partially redeemable under each of the following circumstances, with each such partial redemption to reduce the aggregate number of shares of Common Stock issuable hereunder and any other Warrants then outstanding by the lesser of 300,000 and the aggregate number of shares then issuable hereunder and thereunder and each such partial redemption to be applied pro rata to the shares issuable hereunder and thereunder:

               (a) prior to January 1, 1999, if the all of the Preferred Stock has been redeemed or repurchased by the Company prior to such date;

               (b) prior to March 31, 2000, if pre-tax earnings per share of the Common Stock for the fiscal year 1999 equals or exceeds $1.25 on a Fully Diluted Basis;

               (c) prior to March 31, 2000, if pre-tax earnings per share of Common Stock for the combined fiscal years 1998 and 1999 equals or exceeds $1.90 on a Fully Diluted Basis;

               (d) prior to March 31, 2001, if pre-tax earnings per share of Common Stock for the fiscal year 2000 equals or exceeds $2.00 on a Fully Diluted Basis; and

               (e) prior to March 31, 2001, if pre-tax earnings per share of Common Stock for the combined fiscal years 1998, 1999 and 2000 equals or exceeds $4.10 on a Fully Diluted Basis;

provided, however, that the partial redemption amount of 300,000 and the pre-tax earnings per share amounts will be appropriately adjusted to reflect transactions or other matters giving rise to adjustments to the Warrant Quantity.

        12.2. Redemption Price. The redemption price in respect of any partial redemption of this Warrant will be payable in cash to the Holder on the Redemption Date (as defined below) in an amount equal to the aggregate reduction in the number of shares of Common Stock issuable pursuant to this Warrant by reason of such partial redemption times $.01.

        12.3. Notice of Partial Redemption; Payment; Effect of Notice.

               (a) The Company may exercise its partial redemption right by giving written notice of such exercise to the Holder not less than five Business Days prior to the date fixed for such redemption (the "Redemption Date"), such notice to specify the Redemption Date and the amount of the reduction in the number of shares of Common Stock issuable hereunder by reason of such partial redemption and to be accompanied by a computation of the pre-tax earnings per share amount or amounts giving rise to such partial redemption as verified by independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation.

               (b) The Company shall make partial redemption payments by wire transfer to the Holder to an account designated by the Holder at least two business days prior to the Redemption Date. On any Redemption Date, the Company shall make any necessary adjustments in the Warrant Register to reflect the reduction in the number of shares of Common Stock issuable hereunder.

        13. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

               Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section
2.3 or 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

                      (a)    shares issued upon the exercise of the
        Warrants,

                      (b) such additional  number of shares as may become
        issuable upon the exercise of the Warrants by reason of adjustments required pursuant to anti-dilution provisions applicable to the Warrants as in effect on the date hereof,

                      (c) shares, warrants, options and other securities issued at any time to the Holder or any Affiliate thereof, and
                      (d) shares issued upon exercise of any options, warrants, rights for, or securities convertible into, Common Stock outstanding as of the date of this Warrant and listed on Exhibit C hereto or granted under the agreements and plans listed on Exhibit C hereto, in each such case only to the extent that such options, warrants, rights, convertible securities, agreements and plans are not amended and only to the extent that the respective numbers of shares so issued do not exceed the respective numbers of shares indicated on Exhibit C.

        Affiliate: Any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the applicable person. For purposes of this definition "control" has the meaning specified in Rule 12b-2 under the Exchange Act.

        Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

        Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference or have the right to vote at elections of directors of the Company, the authorization of any shares of Common Stock or mergers, consolidations or sales of assets of the Company.

        Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

        Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

        Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date under clause (d) of the definition thereof.

        Demand Registration Statement: As defined in the Registration Rights Agreement.

        Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        Expiration Date: As defined in the introduction to this Warrant.

        Fully-Diluted Basis: As of the date of any determination, the outstanding Common Stock plus the maximum number of shares of Common Stock that would be issued upon the exercise, conversion or exchange of any outstanding securities, warrants or options upon the terms thereof, whether or not then exercisable, convertible, exchangeable or subject to any vesting period, plus the maximum number of shares of Common Stock issuable pursuant to any agreement by which the Company is bound whether or not such stock is then required to be issued.

        Holder: As defined in the introduction to this Warrant.

        Investment Agreement: As defined in the introduction to this Warrant.

        Market Price: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, including the Nasdaq Small Cap market, the last reported trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (y) the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company, which determination may be challenged by any Holder pursuant to Section 22 within 30 days of receipt of notice thereof.

        NASD: The National Association of Securities Dealers, Inc.

        Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

        Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

        Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

        Preferred Stock: The Senior Redeemable Preferred Stock of the Company issued pursuant to the Investment Agreement.

        Registrable Securities: As defined in the Registration Rights
Agreement.

        Registration Rights Agreement: The Registration Rights Agreement, dated the date hereof, by and among the Company and the Initial Holders specified on the signature page thereof.

        Restricted Securities: (a) any Warrants bearing the applicable legend set forth in Section 9.1, (b) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

        Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        Subsidiary: with respect to any Person at any time, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

        (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

        (b) the interest in the capital or profits of such corporation, professional corporation, partnership, joint venture or limited liability company; or

        (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

        Voting Securities: Stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.

        Warrant: As defined in the introduction to this Warrant.

        Warrant Price: As defined in Section 2.1.

        Warrant Quantity: At any time, the number of shares of Common Stock into which the Warrant is exercisable.

        Withdrawn Demand Registration: As defined in the Registration Rights Agreement.

        14. Remedies; Specific Performance. The Company stipulates that there would be no adequate remedy at law to the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

        15. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

        16. Notices.

                      (a) All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (i) if to the Company, to the attention of its President at its principal office located at 725 Independence Avenue, S.E. Washington, D.C. 20003, Telecopy: (202) 543-5360 or such other address or telecopy number as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, with a copy to Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177, Attn: David E. Fleming, Esq., Telecopy:
        (212) 661-0989, (ii) If to the initial Holder, to Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830, Attn: Frank Plimpton, Telecopy: (203) 862-7490 or such other address or telecopy number as may hereafter be designated in writing by the Holder to the Company in accordance with the provisions of this Section, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022,
        Attn: Randall H. Doud, Esq., Telecopy: (212) 735-2000, or (iii) if to any subsequent Holder, at its address as it appears in the Warrant Register.

                      All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

                      (b)    If:

                 (i) the Company shall declare a dividend
           (or any other distribution) on the Common Stock; or

                             (ii)  the  Company   shall   authorize   the
               granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                             (iii) there shall be any reclassification of
               the Common Stock or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or a statutory share exchange, or self tender offer by the Company for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all or substantially all of the assets of the Company as an entity; or

                             (iv) there  shall occur the  involuntary  or
               voluntary liquidation, dissolution or winding up of the Company,

        then the Company shall cause to be mailed to the Holder, at the address as shown on the stock records of the Company, as promptly as possible, but at least 15 Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up.

                      (c) Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as herein provided, the Company shall prepare a notice of such adjustment setting forth the adjusted number of shares of Common Stock issuable upon exercise of this Warrant, the basis and the computation thereof, and the effective date of such adjustment and shall mail such notice to the Holder at the Holder's last address as shown on the stock records of the Company.

        17. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the Holders of a majority-in-interest of the Warrants.

        18. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

        19. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws principles thereof).

        20. Judicial Proceedings; Waiver of Jury. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 16 (with copies of such process also being sent to the Company's counsel referred to in such section), such service to become effective 30 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. THE COMPANY HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, WHETHER AT LAW OR EQUITY, BROUGHT BY IT OR THE HOLDER IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        21. Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

        22. Determination of Current Market Price or Market Price.


                      (a) The determination by the Board of Directors of the Current Market Price or Market Price shall be final and binding absent manifest error except that the determination of Market Price under clause (d) of the definition thereof may be challenged by the Holders of a majority-in-interest of the Warrants within 30 days after notice of any adjustment in the number of shares of Common Stock issuable upon the exercise of this Warrant utilizing such definition as sent to the Holders.

                      (b) Such notice of objection shall specify an investment banking firm of national reputation to determine the market value of the Common Stock as of the date of determination by the Company's Board of Directors. The Company may reject the firm included in such notice solely based on such firm being an affiliate of one or more Holders.

                      (c) The Company shall enter into a standard agreement with such firm and shall provide full cooperation to such firm with respect to its evaluation of the Market Value of the Common Stock. The Company and the Holders shall each pay one-half of the fees and expenses of such firm; provided, however, that in the event that the determination by such firm is 110% or more of the original determination made by the Company's Board of Directors, the Company shall pay all of the fees and expenses of such firm.

                      (d) In determining the Market Value of the Common Stock, such firm may not take into account that the Common Stock at issue does not control the Company.

                      (e) The determination by such firm shall be final and binding on the Company and the Holders.


                                             COMPLETE WELLNESS
                                                CENTERS, INC.


                                              By:/s/ E. Eugene Sharer
                                              Name:
                                              Title:



                                                                Exhibit A

                           FORM OF SUBSCRIPTION

              [To be executed only upon exercise of Warrant]


To: COMPLETE WELLNESS CENTERS, INC.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____ shares of Common Stock of COMPLETE WELLNESS CENTERS, INC. and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to whose address is

Dated:


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(Signature must conform in all respects to the
name of holder as specified on the face of Warrant)


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(Street Address)


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(City) (State) Zip Code)



                                                                Exhibit B

                            FORM OF ASSIGNMENT

               [To be executed only upon assignment of Warrant] For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto the right represented by such Warrant to purchase shares of Common Stock of COMPLETE WELLNESS CENTERS, INC. to which such Warrant relates, and appoints Attorney to make such transfer on the books of COMPLETE WELLNESS CENTERS, INC., maintained for such purpose, with full power of substitution in the premises.


Dated:


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(Signature must conform in all respects to the
name of holder as specified on the face of Warrant)


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(Street Address)


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(City) (State) Zip Code)


Signed in the presence of:




                                                                Exhibit C

              LIST OF STOCK OPTION PLANS, WARRANTS AND SIMILAR AGREEMENTS